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                                   EXHIBIT 12
                               OPINION OF COUNSEL
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                            ICE MILLER DONADIO & RYAN

                        FORMERLY ROSS MCCORD ICE & MILLER
                         10th Floor 111 Monument Circle
                                  INDIANAPOLIS

                                      46204



                                                                  April 8, 1970

American United Life Pooled
  Equity Fund B
30 West Pall Creek Parkway
Indianapolis, Indiana 46208

     RE:  American  United Life Pooled
           Equity Fund B - Form S-5
          Registration  Number 2-27832
          Post Effective Amendment No. 2

Gentlemen:

We have acted as counsel for American United Life Pooled Equity Fund B ("Fund B") and American United Life Insurance Company ("AUL") in connection with the preparation, authorization and issuance of the Group Variable Annuity Contracts of Fund B to be sold by AUL as described in the above-described Post Effective Amendment No. 2.

We are of the opinion that such Group Variable Annuity Contracts and the variable annuities issued thereunder, upon compliance with any state securities or insurance laws which may be applicable to the offers or sales thereof of such variable annuities, will be, when sold, legally and validly issues, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 3(a) to the aforesaid Registration Statement, as amended by such Post Effective Amendment No. 2, and further consent to the use of our name under the caption "Legal Opinion" in the Prospectus comprising a part of such Registration Statement as so amended.

Very truly yours,

ICE MILLER DONADIO & RYAN

  /s/ Donald F. Elliott, Jr.